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                                                                    EXHIBIT 10.1


           MEMORANDUM OF AGREEMENT TO MAKE SUPPLEMENTAL LEASE PAYMENTS



This Memorandum of Agreement is entered into effective May 3, 2001, by and between Intelefilm, Inc. ("Intelefilm"), successor in interest of Children's Broadcasting Corporation ("CBC") and Christopher T. Dahl, doing business as CTD Properties ("Dahl") AND MEMORIALIZES THE APRIL 7, 1999 BOARD RESOLUTION.



                                    RECITALS


FIRST: Dahl is fee owner of real property legally described on Exhibit A attached hereto (the "Property").

SECOND: Pursuant to a lease between Dahl and Children's Radio Group, Inc. dated November 1, 1996 and assumed by CBC, Dahl leased to CBC a radio tower located on the Property, for use by radio station KYCR(AM) owned by CBC (the "CBC Lease").

THIRD: CBC sold KYCR(AM) to Salem Communications Corporation, now known as Common Ground Broadcasting, Inc. ("Common Ground"). In connection with the sale, Dahl agreed, on certain terms and conditions, to enter into a written lease agreement with Common Ground dated October 30, 1998 (the "Common Ground Lease").

FOURTH: Dahl and Intelefilm desire to memorialize their understanding regarding the Common Ground Lease.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Dahl and Intelefilm hereby agree as follows:

1. RATIFICATION AND REAFFIRMATION OF RECITALS. Dahl and Intelefilm ratify and reaffirm each statement in the Recitals section of this Memorandum.

2. MEMORIALIZATION OF UNDERSTANDING. This Memorandum memorializes the pre-existing understanding between Dahl and Intelefilm, to-wit: Intelefilm agrees to pay to Dahl the difference between rent he would have received from Intelefilm ($4,500.00) and the monthly rent paid by Common Ground under the Common Ground Lease, from November, 1998 to October 31, 2008. If the Common Ground Lease is terminated for any reason and payments cease from Common Ground, Intelefilm shall pay Dahl $4,500 per month until such time as Dahl, having applied reasonable efforts, re-leases said site on terms consistent with then existing market conditions (the "Re-Lease Date"), but in no event shall such payments continue past October 31, 2008. After the Re-Lease Date and until October 31, 2008, Intelefilm shall pay Dahl the difference between $4,500 per month and the monthly rent paid after the Re-Lease Date.

3, AUTHORITY OF INTELEFILM. Intelefilm is a duly organized and validly existing corporation under Minnesota law and is duly authorized to enter into and perform under this Memorandum. The agreement memorialized by in this Memorandum valid and binding in accordance with its terms, and the execution, delivery and performance thereof are within the powers of Intelefilm and the signers signing this Memorandum on behalf of Intelefilm.

4. SUCCESSORS AND ASSIGNS. This Memorandum shall be binding upon and inure to the benefit of Dahl, Intelefilm and their successors and assigns.



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IN WITNESSETH WHEREOF, Intelefilm and Dahl have executed this Memorandum of
Agreement as of the date first-above written.

INTELEFILM, INC., SUCCESSOR IN INTEREST OF
CHILDREN'S BROADCASTING CORPORATION


By:
   ------------------------------------
   Its:


----------------------------------------
CHRISTOPHER T. DAHL D/B/A CTD PROPERTIES




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                                                                       EXHIBIT A


                                LEGAL DESCRIPTION

Tract F, except the North 550 feet thereof and except the South 240 feet of the North 790 feet of the East 60 feet of said Tract, Registered Land Survey No. 916, Files of Registrar of Titles, County of Hennepin.

Together with the non-exclusive private driveway easement described in Document Nos. 669912 and 783952. See order Document No. 1305761.

Torrens Property
Torrens Certificate No. 1043222



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